Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY CORPORATION PROVIDES

FIRST QUARTER UPDATE

(INDIANAPOLIS, April 15, 2009) – Duke Realty Corporation (NYSE: DRE), America’s leading owner, manager and developer of industrial, office and healthcare properties, today provided an update on its first quarter 2009 financing, dispositions and performance, as well as an update on its 2009 dividends and earnings guidance.

Financial and Portfolio Performance

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The company expects that funds from operations (“FFO”) per share for the first quarter of 2009 will be between $0.70 and $0.72 (between $0.49 and $0.51, excluding $33.1 million of gains realized from the repurchase of the company’s unsecured bonds during the quarter). This compares with FFO per share of $0.57 realized in the first quarter of 2008, as restated for the effects of a change in accounting for interest expense attributable to the company’s exchangeable unsecured notes maturing in December 2011. The projected decrease in FFO per share from the first quarter of 2008 (excluding the effects of the $33.1 million of gains realized from the repurchase of the company’s unsecured bonds during the quarter) is the result of a decrease in gains from sales of built-for-sale properties and land and lease termination fees.

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Stabilized, in-service properties (124 million square feet) were 89.7 percent leased at March 31, 2009, as compared with 92.4 percent at December 31, 2008. This decrease is attributable to the addition to the stabilized portfolio during the first quarter of 2009 of five recently developed properties aggregating 2.5 million square feet which were 49.2 percent leased at March 31, 2009, as well as to lease expirations during the first quarter of 2009.

Duke Realty Corporation Provides First Quarter Update

April 15, 2009

Stabilized occupancy was in line with company expectations. Total in-service occupancy at March 31, 2009, which includes unstabilized properties in service for less than one year with less than 90% occupancy, was 87.8 percent, compared with 89.5 percent at December 31, 2008.

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Tenant retention for the first quarter of 2009 was 68.0 percent, with growth in net effective rents of 3.8 percent. Tenant retention for the fourth quarter of 2008, excluding the effects of one early renewal of a lease of 323,000 square feet of office space to a single tenant, was 66.6 percent, with growth in net effective rents of 5.0 percent.

Financing Update

•	During the first quarter of 2009, the company completed $156 million of 10-year secured debt financing. The proceeds were primarily used to pay down the company’s unsecured line of credit.

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The company has executed a term sheet for a $280 million seven-year secured loan, and is actively discussing additional secured debt financing with multiple lenders, which the company believes may generate additional proceeds of approximately $200 million in 2009. As of March 31, 2009, the company had $5.7 billion of in-service, unencumbered assets in its portfolio. To the extent that such loans are finalized, they would be secured by geographically diverse portfolios of suburban office and industrial assets. The company can provide no assurance that any of these prospective financing transactions will actually be completed or as to the terms on which they may be completed.

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As of March 31, 2009, the company had approximately $625 million available under its unsecured line-of-credit, which is scheduled to mature in January 2010. The company, in its sole discretion, may extend this maturity by one year to January 2011.

Dispositions

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During the first quarter of 2009, the company completed $62 million of asset dispositions. In addition, the company has executed agreements pursuant to which its joint venture with CB Richard Ellis Realty Trust will acquire three

Duke Realty Corporation Provides First Quarter Update

April 15, 2009

additional properties from the company. Closing is scheduled to occur in the second quarter, subject to certain conditions, and is anticipated to provide gross proceeds to the company of $33 million.

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The company is conducting non-binding negotiations for the sale of certain other assets from its portfolio for gross proceeds of approximately $240 million, and is actively marketing additional properties valued at approximately $80 million. The company can provide no assurance that it will be successful in completing any of these transactions.

Dividends

The company paid a cash dividend of $0.25 per share on its common stock in the first quarter of 2009. In order to maintain financial flexibility in light of the current state of the capital markets, and after taking into account the dividend payments for the increased number of shares expected to be outstanding upon completion of the common stock offering announced today, the company expects to reduce its dividend payments per share for the balance of 2009. The company’s policy is to pay aggregate annual dividends in 2009 in an amount generally equal to its annual taxable income.

Assuming the completion of the offering of 64 million shares of common stock announced today, the company currently expects to pay dividends of $0.17 per share in each of the second, third and fourth quarters of 2009. The company currently expects to pay all future 2009 dividend payments in cash.

While the statements above concerning the remaining distributions for 2009 are the company’s current expectation, the actual distributions payable will be determined by the board of directors based upon circumstances at the time of authorization, and the actual dividend paid may vary from currently expected amounts.

2009 Earnings Guidance

The company maintains its full-year 2009 FFO guidance of $1.85 to $2.15 per share before considering the effects of debt repurchases, future impairment charges, if any, and the proposed offering of common stock announced today.

The following table reconciles projected net income to projected FFO for 2009:

Duke Realty Corporation Provides First Quarter Update

April 15, 2009

Reconciliation of Estimated Diluted Net Income Per Common Share to Projected Diluted Funds from Operations per Common Share (unaudited)

	Projected Range Quarter Ended 3/31/09
	Low	Mid-Point	High
Estimated net income per diluted share	$0.13	$0.15	$0.17
Adjustments
Projected depreciation and amortization per diluted share	0.52	0.51	0.50
Projected company share of joint venture depreciation and amortization per diluted share	0.07	0.07	0.07
Earnings from depreciation property sales (wholly owned) per diluted share	(0.03)	(0.03)	(0.03)
Other/Rounding	0.01	0.01	0.01

Estimated FFO per diluted share (1)	$0.70	$0.71	$0.72

(1)	Based on 155,757,000 diluted shares and includes $0.21 per share of gain on repurchases of debt through March 31, 2009.

	Projected Range Full Year 2009
	Low	Mid-Point	High
Estimated net income (loss) per diluted share	$(0.16)	$(0.12)	$(0.08)
Adjustments
Projected depreciation and amortization per diluted share	1.96	2.06	2.16
Projected company share of joint venture depreciation and amortization per diluted share	0.28	0.29	0.30
Earnings from depreciation property sales (wholly owned) per diluted share(1)	(0.03)	(0.03)	(0.03)
Other/Rounding	0.01	0.01	0.01

Estimated FFO per diluted share (2)	$2.06	$2.21	$2.36

(1)	Assumes no gain or loss from property sales after March 31, 2009.
(2)	Based on 155,900,000 diluted shares and includes $0.21 per share of gain on repurchases of debt through March 31, 2009.

FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), represents GAAP income (loss. excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus certain non-cash items such as real estate depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The most comparable GAAP measure is net income (loss). FFO should not be considered as a substitute for net income or any other measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

About Duke Realty Corporation

Duke Realty Corporation specializes in the ownership, management and development of office, industrial, and healthcare real estate. In terms of market capitalization, Duke is the largest publicly traded, vertically integrated office, industrial and healthcare real estate company in the United States. The company owns, manages, or has under development approximately 135 million rentable square feet in 20 U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke is available at www.dukerealty.com.

Cautionary Notice Regarding Forward-Looking Statements

Duke Realty Corporation Provides First Quarter Update

April 15, 2009

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position, projected financing sources, future transactions with joint venture partners, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the companies’ abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions, including the current economic recession; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) increases in operating costs; (x) changes in the dividend policy for the company’s common stock; (xi) the reduction in the company’s income in the event of multiple lease terminations by tenants; and (xii) impairment charges. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section titled “Supplemental Risk Factors” in the preliminary prospectus supplement and the accompanying prospectus filed today in connection with the company’s common stock offering and the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2008. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Duke Realty Corporation Provides First Quarter Update

April 15, 2009

Investor Relations Contacts

Shona Bedwell

317.808.6169

shona.bedwell@dukerealty.com

Randy Henry

317.808.6060

randy.henry@dukerealty.com

News Media Contact

Joel Reuter

317.808.6137

joel.reuter@dukerealty.com